BY-LAWS

                                       OF

                                 MEMS USA, INC.

                              A NEVADA CORPORATION


                                   ARTICLE ONE

                                     OFFICES

      Section 1.1 Principal Office - The principal office of MEMS USA, Inc. (the "Corporation") shall be located in such state or county as the Board of Directors of the Corporation may designate. The Corporation may have such other offices, either within or without Nevada, as the Board of Directors of the Corporation may designate or as the business of the Corporation may require from time to time.

      Section 1.2 Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO

                            MEETINGS OF STOCKHOLDERS

      Section 2.1 Place - All annual meetings of the stockholders shall be held at registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

      Section 2.2 Annual Meetings - Annual meetings of the stockholders, commencing with the year 2006, shall be held on the 18th day of February each year if not legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.3 Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the purposed meeting.

      Section 2.4 Notices of Meetings - Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state


                                    1 of 15
the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such notice of and prior to the holding of the meeting it shall not be necessary to de1iver or mail notice of the meeting to the transferee.

      Section 2.5. Purpose of Meetings - Business transacted at any special meeting of stockholders shall be 1imited to the purposes stated in the notice.

      Section 2.6. Quorum - The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2.7 Meetings by Telecommunications. Any or all shareholders may participate in an annual or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

      Section 2.7. Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 2.8. Share Voting - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

      Section 2.9. Proxy - At the meeting of the stockholders any stockholder may be presented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present,


                                    2 of 15
then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

      Section 2.10. Written Consent in Lieu of Meeting - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                                  ARTICLE THREE

                                    DIRECTORS

      Section 3.1. Powers - The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 3.2 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Statutes of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


                                    3 of 15

      Section 3.3. Number of Directors - The authorized number of Directors shall be not less than three nor more than thirteen; provided, however, that if the Corporation has less than three shareholders entitled to vote for the election of directors, the Board of Directors may consist of a number of individuals equal to or greater than the number of those shareholders. The current number of Directors shall be within the limits specified above, as determined (or as amended from time-to-time) by resolution adopted by the Directors. Subject to any contractual obligations of the Corporation, the number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the shareholders by such shareholders as have the right to vote on such election. Directors need not to be residents of Nevada or shareholders of the Corporation.

      Section 3.5 Term - Directors shall serve staggered three year terms.

      Section 3.4. Resignation - A director may resign at any time by giving a written notice of resignation to the Corporation. Such a resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date, and the acceptance of such recognition shall not be necessary to make it effective.

      Section 3.5. Vacancies - Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and vacancies on the Board of Directors resulting there from shall be filled only by the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.


                                    4 of 15

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 4.1. Place - Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

      Section 4.2. First Meeting - The first meeting of each newly elected Board of Directors shall be immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

      Section 4.3. Regular Meetings - Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

      Section 4.4. Special Meetings - Special Meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, electronic mail, facsimile or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight
(48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four
(24) hours prior to the time of holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

      Section 4.5. Notice - Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

      Section 4.6. Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                                    5 of 15

      Section 4.7. Quorum - A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

      Section 4.8. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      Section 4.9. Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      Section 4.10 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the Corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

      Section 4.11. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.


                                    6 of 15

                                  ARTICLE FIVE

                             COMMITTEES OF DIRECTORS

      Section 5.1. Power to Designate - The Board of Directors may, by resolution adopted by a majority of whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

      Section 5.2. Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

      Section 5.3. Written Consent - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE SIX

                            COMPENSATION OF DIRECTORS

      Section 6.1. Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall prelude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE SEVEN

                                     NOTICES

      Section 7.1. Notice - Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or via electronic mail.


                                    7 of 15

      Section 7.2. Consent - Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if they had occurred at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such a meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      Section 7.3. Waiver of Notice - Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE EIGHT

                                    OFFICERS


      Section 8.1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be the Chief Executive Officer, President, Secretary and a Treasurer or Chief Financial Officer. Any person may hold two or more offices.

      Section 8.2. Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term does not grant to the officer any contractual rights, and the Board can remove the officer at any time prior to the termination of such term. If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 8.3 of these Bylaws.

      Section 8.3. Removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

      Section 8.4. Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving notice to the Chief Executive Officer, President or the Board of Directors. An officer's resignation shall be effective when received by the Corporation, unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.


                                    8 of 15

      Section 8.5. Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a Chief Executive Officer, President, a Secretary and a Treasurer or Chief Financial Officer, none of whom need be directors.

      Section 8.6. Additional Officers - The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 8.4. Salaries - The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

      Section 8.5. Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

      Section 8.6. Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 8.7. Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

      Section 8.8. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. Unless there is a Chairman of the Board, the Chief Executive Officer shall, when present, preside at all meetings of the shareholders and of the Board of Directors. In general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 8.9 President. The President shall, subject to the direction of the Board of Directors, have general and active control of the internal day-to-day business and affairs of the Corporation and the general supervision of its employees and agents. The President shall see that all resolutions of the Board of Directors are carried into effect as they pertain to the day-to-day business and operations of the Corporation, and, in addition, shall have all the powers and perform all the duties generally appertaining to the office of the President of a corporation. The President shall make annual reports and submit the same to the Chief Executive Officer and Board of Directors and to the shareholders at their annual meeting, showing the condition and affairs of the Corporation. He or she shall from time to time make such recommendations to the Chief Executive Officer, the Board of Directors, and such other persons as he or she thinks proper and shall bring before the Chief Executive Officer and the Board of Directors such information as may be required or appropriate, relating to the business and property of the Corporation.

                                    9 of 15

      Section 8.10. Vice-President - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

      Section 8.11. Secretary - The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

      Section 8.12. Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

      Section 8.13. Treasurer or Chief Financial Officer - the Treasurer or Chief Financial Officer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

      Section 8.14. Surety - If required by the Board of Directors, he shall give the corporation a bond in such sum surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 8.15. Assistant Treasurer or Controller - The Assistant Treasurer or Controller, shall assist the Treasurer or Controller, and shall, unless otherwise determined by the President or the Board of Directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                    10 of 15

                                  ARTICLE NINE

                              CERTFICATES OF STOCK

      Section 9.1. Share Certificates - Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of certificate which the corporation shall issue to represent such stock.

      Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officers who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

      Section 9.3.  Lost or Stolen  Certificates  - The Board of  directors  may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duly of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 9.5. Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for determination of the stockholders entitled to receive payment of any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                    11 of 15

      Section 9.6. Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE TEN

                               GENERAL PROVISIONS

      Section 10.1. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

      Section 10.2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 10.3. Checks - All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section l0.4. Fiscal Year - The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      Section 10.5. Corporate Seal - The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

      Section 10.6 Inspection of Records by Shareholders and Directors. A shareholder or director of a Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation required to be maintained by the Corporation under the Statutes and which are subject to inspection and copy under the Statutes. The scope of and requirements for such inspection right (including any required notice or purposes) shall be as provided under the Statutes.


                                    12 of 15

                                 ARTICLE ELEVEN

                                 INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil. criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                 ARTICLE TWELVE

                                   AMENDMENTS

      Section 12.1. By Shareholder - The Bylaws may be amended by a majority vote of an the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.


                                    13 of 15

      Section 12.2. Bv Board of Directors - The Board of Directors by a majority vote of the whole Board at any meeting may repeal or amend these Bylaws, inc1uding Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.







                                    14 of 15

                            CERTIFICATE OF SECRETARY

      I hereby certify that I am the Secretary of MEMS USA, Inc. and that the foregoing Bylaws, consisting of 14 pages, constitute the Bylaws of MEMS USA, Inc., as duly adopted at a regular meeting the Board of Directors of the corporation held March 1, 2004.

      IN WITNESS WHEREOF, I have hereunto subscribed my name this 1st day of March, 2004.



/s/ Daniel Moscaritolo
-------------------------------
Daniel Moscaritolo
Secretary



                                    15 of 15